EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009, relating to the consolidated financial statements of Pacific Sunwear of California, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
December 4, 2009